ImageWare Systems Provides Corporate Update

Management Outlines Rollout of Flagship Identity Management Biometric Engine® 2.0, an Evolutionary Leap in Physical Security Identification at Airports, Seaports and Other Critical Points-of-Access for Both Government and Private Enterprises

SAN DIEGO, CA - May 15, 2012 - ImageWare Systems, Inc. (OTCPK: IWSY), a leader in multimodal biometric security solutions, provided a corporate update today to highlight ImageWare’s progress over the last six months.

Key Milestones and Events

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Completed a $10.0 million equity financing with MDB Capital Group;

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Eliminated all long-term debt and existing Series C and D Preferred Stock;

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Finalized and released version 2.0 of ImageWare’s flagship Biometric Engine (BE);

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Began a definitive marketing campaign within the port and commercial marketplaces;

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Los Angeles World Airports (LAWA) ordered a suite of ImageWare’s biometric identity management and credentialing software, valued at approximately $1.0 million;

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Awarded four patents in U.S., Canada, China and Australia;

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John Cronin, managing director of the world’s largest Intellectual Property (IP) strategy consulting firm, ipCG, was appointed to ImageWare’s board of directors; and

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Reestablished current reporting status with the U.S. Securities and Exchange Commission (SEC).

Progress Overview and 2012 Outlook

Over the last six months, ImageWare achieved multiple milestones in product and corporate development as well as made key additions to its market-leading IP portfolio.

A $10 million equity financing with MBD Capital Group at the end of 2011 allowed the elimination of all outstanding debt and the conversion of ImageWare’s outstanding Series C and D Preferred Stock into Common Stock, and provided the working capital necessary to fuel these accomplishments. ImageWare is now aggressively and competitively bidding for new business in the government and commercial markets.

As part of this effort, ImageWare finalized and released version 2.0 of its flagship Biometric Engine, an evolutionary leap in physical security identification at airports, seaports and other critical points-of-access.

Officially announced today, the release of BE 2.0 marks an inflection point in the execution of ImageWare’s business plan, as the release rolls out the new software to major government clients like LAWA (operators of LAX) and the Veterans Administration, and offers a new entry point to the commercial sector, which is expected to benefit from enhanced identity authentication methods in the upgrade.

The upgrade also addresses head-on the SAFE Port Act, which requires foreign shippers by 2013 to not only secure cargo being shipped to the U.S. but also securitize the identity of individuals loading their contents. In several instances, foreign governments are mandating the private sector to finance these security enhancements in order to expedite the implementation process.

ImageWare clients have standardized on BE because of its unique and patented ability to unify multiple biometrics, providing flexible and efficient business processes for person identification  by their physical traits, including face, fingerprint, iris and DNA, and thereby provide increased security and risk mitigation through highly reliable verification of personal identity, and the related granting of access to only trusted personnel.

BE 2.0 represents an evolutionary leap in multi-biometric data management as the first major upgrade of this flagship product in five years. In addition to greater scalability and improved performance, new features include a patent-pending capability for anonymous biometric identity management.

BE 2.0 sustains superior integration with existing identity management solutions and enterprise service bus technologies, and is the only patented agnostic, open-architecture biometric recognition software solution that works with virtually all existing security hardware, software and algorithms.

“The key steps we have taken over the last several months to strengthen our capital resources and enhance our product offerings clearly positions ImageWare as the leader in multimodal biometric security solutions, a position which we intend to now extensively exploit,” said Jim Miller, chairman and CEO of ImageWare.

“Within the large government market, we have turned our focus to air and sea port systems,” continued Miller. “These have the greatest need for our technology as well as the budgets to support rapid implementation. Building upon our recent key win with LAWA, we are engaged in multiple opportunities to secure identity at foreign international ports that are racing towards the SAFE Port Act deadline.”

In January, LAWA, operator of Los Angeles International, Ontario International and Van Nuys airports, ordered a suite of ImageWare’s biometric identity management and credentialing software. LAWA will deploy ImageWare’s Quick Capture™, a multi-biometric capture application, as well as multiple identity management and credential issuance modules that are part of ImageWare’s SOA-based Identity Service Bus suite. These solutions will provide the foundation for a new biometrically enabled identity management and credentialing system used to identify airport employees, contractors and police at LAX and Ontario airports. The current value of the LAWA project is approximately $1.0 million.

During the first quarter, ImageWare was issued four patents by the U.S., Canada, China and Australia, bringing their total patent portfolio to eight. In February, ImageWare appointed to its board of directors John Cronin, the managing director of the world’s largest IP strategy consulting firm, ipCapital Group. Cronin’s track record of assisting companies with unique IP as they convert their technology into actionable financial results is expected to help shape and advance ImageWare’s strategic direction. These patent-related activities have worked to sustain ImageWare’s position as the industry leader for foundational IP in multimodal biometrics and biometric fusion technology.

Also during the quarter, ImageWare became current in its filing with the SEC. For more details about the quarter, investors may access the company’s Form 10-Q as posted on its website at www.iwsinc.com/invkit.cfm.

Over the next several months, ImageWare plans to leverage its success in the public sector by aggressively pursuing entry into the commercial market. “The opportunities in this market compared to government involve shorter sales cycles and the availability of attractive licensing partners that provide a gateway into mass-market, high-margin sales,” noted Miller. “In fact, we are currently in license negotiations with a very significant partner in the commercial sector. They are part of what has quickly become the largest client pipeline in our company’s history, and one from which we expect to deliver several client partnerships in the commercial and port markets by year’s end. We believe the steps we have taken in 2011 and early in 2012 further positions ImageWare as the leader in multimodal biometric security solutions.”

About ImageWare Systems, Inc.

ImageWare Systems, Inc. (OTCPK: IWSY) is a leading developer of identity management solutions, providing biometric, secure credential and law enforcement technologies. Scalable for worldwide deployment, ImageWare’s biometric product line includes a multi-biometric engine that is hardware and algorithm independent, enabling the enrollment and management of unlimited population sizes. ImageWare's identification products are used to manage and issue secure credentials, including national IDs, passports, driver’s licenses, smart cards and access control credentials. ImageWare's digital booking products provide law enforcement with integrated mug shot, fingerprint livescan and investigative capabilities. ImageWare is headquartered in San Diego, CA, with offices in Portland, Oregon, Washington, D.C., and Ottawa, Ontario. For more information on ImageWare Systems, Inc., visit www.iwsinc.com.

Forward Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to ImageWare Systems, Inc. (“ImageWare”) are intended to identify such forward-looking statements. ImageWare may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in ImageWare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, its quarterly reports on Form 10-Q for the quarter ended March 31, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Investor Relations:

Liolios Group, Inc.

Cody Slach

Tel 949-574-3860

IWSY@liolios.com

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